                               EXHIBIT 21

               SUBSIDIARIES OF THE STRIDE RITE CORPORATION



     The subsidiaries of the Registrant, all of which are wholly owned by the Registrant except for PSR Footwear Company Limited (49.5% owned), are listed below:

                             Place of Incorporation

Boston Footwear Group, Inc.                           Massachusetts
Stride Rite Children's Group, Inc.                    Massachusetts
Stride Rite International Corp.                       Massachusetts
Stride Rite Sourcing International, Inc.              Massachusetts
Sperry Top-Sider, Inc.                                Massachusetts
The Keds Corporation                                  Massachusetts
LS Footwear, Inc.                                     Massachusetts
Tommy Hilfiger Footwear, Inc.                         Massachusetts
Stride Rite Investment Corporation                    Massachusetts
Stride Rite Manufacturing of Missouri, Inc.           Missouri
SRR, Inc.                                             Delaware
SR Holdings Inc.                                      Delaware
SRL, Inc.                                             Delaware
SR California Inc.                                    California
Stride Rite Export, Limited                           Jamaica
Stride Rite Canada Limited                            Ontario, Canada
S.R. Footwear Limited                                 Bermuda
Stride Rite de Mexico, S.A. de C.V.                   Mexico
PSR Footwear Company Limited                          Thailand
Stride Rite Europe S.A.R.L.                           France